(STAMP)
                       CERTIFICATE OF AMENDMENT         FILED # C27270-00
                       (Pursuant to NRS 78.380)           DEC 06 2000
                                                        IN THE OFFICE OF
                                                          Dean Heller
                                                 Dean Heller Secretary of State



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         Certificate of Amendment to Articles of Incorporation
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                     For Nevada Profit Corporation
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          (Pursuant to NRS 78.380 - Before Issuance of Stock)
                        - Remit in Duplicate -


1.       Name of Corporation:          Black, Inc.

2. The articles have been amended as follows (provide article numbers, if available): Article One shall now read: The name of the corporation is Black Lake, Inc.

3. The undersigned declare that they constitute at least two-thirds of the incorporators.

4. The date upon which the original articles of incorporation were filed with the Secretary of State is October 11, 2000.

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.       Signatures:


Dated: 11-3-2000                                /s/ Shawn Christopher
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                                                Shawn Christopher, incorporator